INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-32681 of Sun Bancorp, Inc. on Form S-8 of our report dated February 1, 1998, appearing in this Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1997



/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 31, 1998